            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                GIVE THE NAME AND
                                SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:       NUMBER OF:
------------------------------  -------------------------
1.   An individual's account    The individual

2.   Two or more individuals    The actual owner of the
     (joint account)            account or, if combined
                                funds, any one of the
                                individuals(1)

3.   Husband and wife (joint    The actual owner of the
     account)                   account or, if joint
                                funds, either person(1)

4.   Custodian account of a     The minor(2)
     minor (Uniform Gift to
     Minors Act)

5.   Adult and minor (joint     The adult or, if the
     account)                   minor is the only
                                contributor, the minor(3)

6.   Account in the name of     The ward, minor, or
     guardian or committee for  incompetent person(4)
     a designated ward, minor,
     or incompetent person

7.   a. The usual revocable     The grantor trustee(1)
        savings trust account
        (grantor is also
        trustee)

     b. So called trust         The actual owner(1)
     account that is not a
        legal or valid trust
        under State law
                                GIVE THE NAME AND
                                EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:       NUMBER OF:
------------------------------  -------------------------
8.   Sole proprietorship        The owner(5)
     account and single-member
     limited liability
     companies (LLCs)

9.   A valid trust, estate, or  Legal entity (Do not
     pension trust              furnish the identifying
                                number of the personal
                                representative or trustee
                                unless the legal entity
                                itself is not designated
                                in the account title.)(3)

10.  Corporate account          The corporation

11. Religious, charitable, or The organization educational organization account

12.  Partnership account held   The partnership(6)
     in the name of the
     business

13.  Association, club, or      The organization
     other tax exempt
     organization

14.  A broker or registered     The broker or nominee
     nominee

15.  Account with the           The public entity
     Department of Agriculture
     in the name of a public
     entity (such as a State
     or local government,
     school district, or
     prison) that receives
     agricultural program
     payments

------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) List first and circle the name of the legal trust, estate, or pension trust.

(4) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(5) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security number or your Employer Identification number.

(6) This also applies to LLCs with at least two members.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at your local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees generally exempted from backup withholding on ALL payments include the following:

    (1) A corporation.

    (2) A financial institution.

    (3) An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement plan or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

    (4) The United States or any agency or instrumentality thereof.

    (5) A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

    (6) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    (7) An international organization or any agency, or instrumentality thereof.

    (8) A registered dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

    (9) A real estate investment trust.

   (10) A common trust fund operated by a bank under Section 584(a) of the Code.

   (11) An exempt charitable remainder trust, described in Section 664 of the Code, or a non-exempt trust described in Section 4947(a)(1) of the Code.

   (12) An entity registered at all times under the Investment Company Act of 1940.

   (13) A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) distributions made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

    - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451 of the Code.

    - Payments made by certain in foreign organizations.

    Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

    PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                    CONSULTANT OR THE INTERNAL REVENUE SERVICE.